As filed with the Securities and Exchange Commission on April 24, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Abbott Laboratories

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	36-0698440 (I.R.S. Employer Identification No.)

100 Abbott Park Road Abbott Park, Illinois (Address of Principal Executive Offices)	60064-6400 (Zip Code)

ABBOTT LABORATORIES 2026 INCENTIVE STOCK PROGRAM

ABBOTT LABORATORIES 2026 EMPLOYEE STOCK PURCHASE PLAN FOR NON-U.S. EMPLOYEES

(Full title of the plans)

Elizabeth C. Cushman

Executive Vice President, General Counsel and Secretary

Abbott Laboratories

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (224) 667-6100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission as part of this Registration Statement. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Registrant with the Commission are incorporated by reference herein:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•	The Registrant’s Current Reports on Form 8-K filed on February 20, 2026, February 26, 2026, March 9, 2026, March 23, 2026, and April 17, 2026; and

•	The description of the Abbott common shares contained in Exhibit 4.36 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any other amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items) and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Officers and Directors.

Restated Article R-VI of the Registrant’s Amended and Restated Articles of Incorporation provides that the Registrant shall, in the case of persons who are or were directors or officers of the Registrant, and may, as to other persons, indemnify to the fullest extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Restated Article R-VI also provides that the Registrant shall, in the case of persons who are or were directors or officers of the Registrant, and may as to such other persons, advance expenses (including attorney’s fees) incurred in defending such actions, suits, or proceedings.

Section 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The indemnification provided for by the Illinois Business Corporation Act is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against liabilities for which indemnification is not expressly provided by the Illinois Business Corporation Act. The Registrant’s directors and officers are insured under a directors and officers liability insurance policy maintained by the Registrant.

The foregoing is only a general summary of certain aspects of Illinois law and the Registrant’s Amended and Restated Articles of Incorporation dealing with the indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the Illinois Business Corporation Act referenced above and the Registrant’s Amended and Restated Articles of Incorporation.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of Abbott Laboratories (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 26, 2021).
4.2	Amended and Restated By-Laws of Abbott Laboratories, effective April 24, 2026 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated February 20, 2026).
5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of Latham& Watkins LLP is included in the opinion filed as Exhibit 5.1 hereto.
23.2*	Consent of Ernst & Young LLP.
24.1*	Power of Attorney is included on the signature page of this Registration Statement.
99.1	Abbott Laboratories 2026 Incentive Stock Program (filed as Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 13, 2026 and incorporated herein by reference).
99.2	Abbott Laboratories 2026 Employee Stock Purchase Plan For Non-U.S. Employees (filed as Exhibit B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 13, 2026 and incorporated herein by reference).
107*	Filing Fee Table

* Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Lake County, State of Illinois, on April 24, 2026.

ABBOTT LABORATORIES

By:	/s/ Robert B. Ford
Robert B. Ford
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, jointly and severally, Elizabeth C. Cushman and Philip P. Boudreau, and each of them, as his or her attorneys-in-fact and agents, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 24, 2026.

Signature	Title

/s/ Robert B. Ford	Chairman of the Board, Chief Executive Officer, and Director (principal executive officer)
Robert B. Ford

/s/ Philip P. Boudreau	Executive Vice President, Finance and Chief Financial Officer (principal financial officer)
Philip P. Boudreau

/s/ John A. McCoy, Jr.	Vice President, Finance and Controller (principal accounting officer)
John A. McCoy, Jr.

/s/ Nita Ahuja, M.D.	Director
Nita Ahuja, M.D.

/s/ Claire Babineaux-Fontenot	Director
Claire Babineaux-Fontenot

/s/ Sally E. Blount, Ph.D.	Director
Sally E. Blount, Ph.D.

/s/ Paola Gonzalez	Director
Paola Gonzalez

/s/ Michelle A. Kumbier	Director
Michelle A. Kumbier

/s/ Darren W. McDew	Director
Darren W. McDew

/s/ Nancy McKinstry	Director
Nancy McKinstry

/s/ Michael G. O’Grady	Director
Michael G. O’Grady

/s/ Michael F. Roman	Director
Michael F. Roman

/s/ Daniel J. Starks	Director
Daniel J. Starks

/s/ John G. Stratton	Director
John G. Stratton